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INDEPENDENT AUDITORS' CONSENT

               We consent to the incorporation by reference in this Registration Statement of PennFed Financial Services, Inc. on Form S-8 of our report dated July 31, 1997, included and incorporated by reference in the Annual Report on Form 10-K of PennFed Financial
Services, Inc. for the year ended June 30, 1997.





/s/ DELOITTE & TOUCHE LLP
Parsippany, New Jersey
December 18, 1997
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